                                                                    Exhibit 10.1

                             STOCK OPTION AGREEMENT

                  THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into as of February 11, 2000, by and among CORNERSTONE PROPERTIES INC., a Nevada corporation ("Cornerstone"), EQUITY OFFICE PROPERTIES TRUST, a Maryland real estate investment trust ("EOP"), DEUTSCHE BANK AG der Deutschen Bank, a stock corporation organized under German law ("Deutsche Bank"), and DEUTSCHER HEROLD LEBENSVERSICHERUNGS-AG, a stock corporation organized under German law and an indirect subsidiary of Deutsche Bank ("Deutscher Herold").

                  In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                THE STOCK OPTION

                  1.1 GRANT OF STOCK OPTION. Each of Deutsche Bank and Deutscher Herold hereby grant to each of Cornerstone and EOP (each, a "Purchaser") an irrevocable option (the "Stock Option") to purchase, subject to the terms hereof, the number of fully paid and non-assessable shares of 7.0% Cumulative Convertible Preferred Stock, with no par value, of Cornerstone ("Cornerstone Preferred Stock") set forth on SCHEDULE A attached hereto opposite its name, subject to adjustment pursuant to Section 5 hereof (such shares of Cornerstone Preferred Stock held by Deutsche Bank and Deutscher Herold are referred to collectively as the "Option Shares"), at a purchase price of $18.00 in cash per share of Cornerstone Preferred Stock or, if the Merger Agreement (as defined herein) is amended to increase the price per share of a share of Cornerstone common stock, no par value, in excess of $18.00 per share, then at a purchase price in cash equal to such greater price per share of Cornerstone common stock, no par value, as is so specified in the Merger Agreement, as so amended, in each case together with the dividends accrued and unpaid to the date of the Option Closing (the "Purchase Price"), and in the manner set forth in Sections 1.2, 1.3 and 1.4 hereof.

                  1.2  EXERCISE OF THE STOCK OPTION.

                           (a) The Stock Option may be exercised by Cornerstone
or EOP, in whole but not in part, at any time or from time to time prior to termination of the Stock Option in accordance with this Section 1.2 and Section
9.8 hereof.

                           (b) If at any time Cornerstone desires to exercise
the Stock Option, Cornerstone shall (1) deliver to each of Deutsche Bank and Deutscher Herold a written notice (a "Cornerstone Exercise Notice," with the date of the

Cornerstone Exercise Notice being hereinafter called the "Cornerstone Notice Date") notifying each of Deutsche Bank and Deutscher Herold of its exercise of the Stock Option and (2) on the Cornerstone Notice Date, deliver to EOP a copy of the Cornerstone Exercise Notice. The closing of such exercise by Cornerstone of the Stock Option (the "Cornerstone Option Closing") shall occur on the third business day immediately following the Cornerstone Notice Date at a time and at a place in New York, New York designated by Cornerstone in the Cornerstone Exercise Notice. "Business Day" means a business day in Frankfurt, Bonn and New York.

                           (c) Subject to Section 1.2(d) hereof, if at any time
EOP desires to exercise the Stock Option, EOP shall (1) deliver to each of Deutsche Bank and Deutscher Herold a written notice (an "EOP Exercise Notice," with the date of the EOP Exercise Notice being hereinafter called the "EOP Notice Date") notifying each of Deutsche Bank and Deutscher Herold of its exercise of the Stock Option and (2) on the EOP Notice Date, deliver to Cornerstone a copy of the EOP Exercise Notice; PROVIDED, HOWEVER, that EOP shall not be entitled to exercise the Stock Option or to deliver an EOP Exercise Notice if Cornerstone has delivered a Cornerstone Exercise Notice in accordance with the terms of this Agreement and the date for the Cornerstone Option Closing corresponding to such Cornerstone Option Closing, as set forth in Section 1.2(b) hereof, has not passed. Subject to Section 1.2(d) hereof, the closing of such exercise by EOP of the Stock Option (the "EOP Option Closing") shall occur on the ninth business day immediately following the EOP Notice Date at a time and at a place in New York, New York designated by EOP in the EOP Exercise Notice.

                           (d) Upon receipt of an EOP Exercise Notice,
Cornerstone shall have the right, exercisable at any time prior to 5:00 p.m., New York time, on the second business day after the EOP Notice Date, to (1) deliver to each of Deutsche Bank and Deutscher Herold a Cornerstone Exercise Notice notifying each of Deutsche Bank and Deutscher Herold of its exercise of the Stock Option and (2) on the Cornerstone Notice Date, deliver to EOP a copy of the Cornerstone Exercise Notice. If Cornerstone so exercises the Stock Option, the Cornerstone Option Closing shall occur on the third business day immediately following the Cornerstone Notice Date at a time and at a place in New York, New York designated by Cornerstone in the Cornerstone Exercise Notice. Upon Cornerstone's purchase of the Option Shares pursuant thereto, the EOP Exercise Notice delivered pursuant to Section 1.2(d) shall be deemed of no force or effect.

                           (e) Upon receipt of a Cornerstone Exercise Notice,
each of Deutsche Bank and Deutscher Herold shall be obligated, provided that the conditions specified in Section 1.3 hereto shall be satisfied, to deliver to Cornerstone a certificate or certificates evidencing the Option Shares held by it, in accordance with the terms of this Agreement, on the third business day immediately following the Cornerstone Notice Date.

                           (f) On the date set for closing of any purchase of
Option Shares hereunder, each of Deutsche Bank and Deutscher Herold shall, subject to satisfaction of the conditions specified in Section 1.3 hereof and receipt of the Purchase Price therefor, deliver to Purchaser (i) a certificate or certificates representing the Option Shares held by it, properly endorsed or otherwise in proper form for transfer, and (ii) an irrevocable proxy in form reasonably acceptable to Purchaser authorizing Purchaser or its designee to vote such Option Shares on all matters submitted to a vote of the holders of Cornerstone Preferred Stock.

                  1.3 CONDITIONS TO DELIVERY OF THE OPTION SHARES. The right of each of Cornerstone or EOP to exercise the Stock Option and the obligation of each of Deutsche Bank and Deutscher Herold to deliver the Option Shares held by it upon the exercise of the Stock Option are subject to the following conditions:

                           (a) Such delivery would not violate in any material
respect, or otherwise cause a material violation of, any material Law (as defined herein), including, without limitation, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("Hart-Scott-Rodino"), applicable to such exercise of Stock Option and the delivery of the Option Shares; and

                           (b) There shall be no preliminary or permanent
injunction or other order by any court of competent jurisdiction preventing or prohibiting such exercise of the Stock Option or the delivery of Option Shares in respect of such exercise.

                  1.4 CLOSING. At the Option Closing, Cornerstone or EOP, as applicable, shall pay to each of Deutsche Bank and Deutscher Herold, upon receipt of the certificate or certificates and proxy pursuant to Section 1.2(f), the aggregate Purchase Price for Option Shares to be purchased by Cornerstone or EOP, as applicable (net of any taxes required to be held pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended), by wire transfer of immediately available funds to an account(s) designated by each of Deutsche Bank and Deutscher Herold at least two business days prior to the Option Closing.

                  1.5 ADJUSTMENTS UPON SHARE ISSUANCES, CHANGES IN CAPITALIZATION, ETC. In the event of any change in the Cornerstone Preferred Stock or in the number of outstanding shares of Cornerstone Preferred Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction or any other change in the corporate or capital structure of Cornerstone (including, without limitation, the declaration or payment of an extraordinary dividend in the form of cash, securities or other property), the type and number of shares or securities to be delivered by Deutsche Bank and Deutscher Herold upon exercise of the Stock Option shall be adjusted appropriately.

                                   ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF DEUTSCHE BANK AND
                                DEUTSCHER HEROLD

                  Each of Deutsche Bank and Deutscher Herold hereby represents and warrants to each of Cornerstone and EOP as follows:

                  2.1 AUTHORITY RELATIVE TO THIS AGREEMENT. It has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by it. The execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of it are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors' rights and general principles of equity.

                  2.2 NO LIENS. The Option Shares shall be delivered free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (other than this Agreement).

                  2.3 NO VIOLATION. The execution and delivery of this Agreement by it do not, the performance of its obligations hereunder by it will not, the consummation by it of the transactions contemplated to be performed by it hereunder will not and the exercise by Cornerstone or EOP of the Stock Option hereunder will not, (i) violate or conflict with any provision of any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") in effect on the date of this Agreement and applicable to it (it being understood that neither Deutsche Bank nor Deutscher Herold makes any representation or warranty with respect to Hart-Scott-Rodino); (ii) require it to obtain any consent, waiver, approval, license or authorization or permit of, or make any filing with, or notification to, any governmental entities, based on laws, rules, regulations and other requirements of governmental entities in effect as of the date of this Agreement (it being understood that neither Deutsche Bank nor Deutscher Herold makes any representation or warranty with respect to Hart-Scott-Rodino); (iii) require the consent, waiver, approval, license or authorization of any person (other than a governmental entity and other than the property trustee (Deckungsstocktreuhander) of Deutscher Herold);
(iv) violate, conflict with or result in a breach of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any rights of, or result in any, termination, amendment, acceleration or cancellation of, or loss of any benefit or creation of a right of first refusal, or require any payment under, any provision of any indenture, mortgage, note, bond, lien, lease, license, agreement, contract, order, judgment, ordinance, permit or other instrument or obligation to which it is a party or by which it is bound or subject to; or (v) conflict with or violate the articles or certificate of incorporation or bylaws, or the equivalent organizational documents, in each case as amended or restated, of it.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF CORNERSTONE

                  Cornerstone hereby represents and warrants to each of Deutsche Bank and Deutscher Herold that it has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by Cornerstone. The execution and delivery of this Agreement by Cornerstone have been duly authorized by the Board of Directors of Cornerstone. This Agreement has been duly executed and delivered by Cornerstone and constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.


                                   ARTICLE IV
                            COVENANTS OF CORNERSTONE

                  Cornerstone hereby covenants and agrees that it shall acquire Option Shares and/or other securities acquired upon its exercise of the Stock Option for investment purposes only and not with a view to any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), and immediately shall cancel the Option Shares upon their purchase by Cornerstone hereunder.


                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF EOP

                  EOP hereby represents and warrants to each of Deutsche Bank and Deutscher Herold that it has all requisite trust power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by EOP. The execution and delivery of this Agreement by EOP have been duly authorized by the Board of Trustees of EOP. This Agreement has been duly executed and delivered by EOP and constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.


                                   ARTICLE VI
                                COVENANTS OF EOP

                  EOP hereby covenants and agrees that it shall acquire Option Shares and/or other securities acquired upon its exercise of the Stock Option for investment purposes only and not with a view to any distribution thereof in violation of the Securities Act, and shall not sell any such securities purchased pursuant to this Agreement except in compliance with the Securities Act.


                                   ARTICLE VII
                 COVENANTS OF DEUTSCHE BANK AND DEUTSCHER HEROLD

                  Each of Deutsche Bank and Deutscher Herold shall not, directly or indirectly, and shall cause each of its affiliates not to, directly or indirectly, (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, Option Shares, (b) grant any proxies for any Option Shares, (c) deposit any Option Shares into a voting trust or enter into a voting agreement with respect to any Option Shares, or tender any Option Shares in a transaction, or (d) take any action which is intended to have the effect of preventing or disabling Deutsche Bank or Deutscher Herold from performing its obligations under this Agreement; PROVIDED, HOWEVER, that nothing herein shall prevent the sale, transfer, pledge or assignment of any of such Option Shares, provided that the purchaser, transferee, pledgee or assignee thereof agrees in writing to be bound by the terms of this Agreement. To enable either of the Purchasers to enforce the transfer restrictions contained in this Article VII, each of Deutsche Bank and Deutscher Herold hereby consents to the placing of stop-transfer orders with the transfer agent of the Cornerstone Preferred Stock.

                                  ARTICLE VIII
                          WAIVER OF DISSENTERS' RIGHTS

                  Each of Deutsche Bank and Deutscher Herold hereby irrevocably and forever waives any and all rights it may have under Chapter 92A of the General Corporation Law of Nevada with respect to any of the transactions contemplated by that certain Merger Agreement, dated as of February 11, 2000, by and among EOP, EOP Partnership, Cornerstone and Cornerstone Partnership (the "Merger Agreement"). Notwithstanding the foregoing, the foregoing waiver shall be of no force or effect after December 31, 2000.


                                   ARTICLE IX
                                  MISCELLANEOUS

                  9.1 EXPENSES. Except as expressly provided herein to the contrary, each party hereto shall pay all of its expenses in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its counsel and other advisors.

                  9.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested), or by a nationally recognized courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or, if sent by telecopy or facsimile, to the parties at the telecopier numbers specified below:

                  If to Cornerstone:         Cornerstone Properties Inc.
                                             126 East 56th Street
                                             New York, NY  10022
                                             Attention: Lee Van Boven, Esq.
                                             Telecopier: 650-345-8264

                  With a copy                King & Spalding
                  (which shall not           191 Peachtree Street
                  constitute notice) to:     Atlanta, GA 30303-1763
                                             Attention: William B. Fryer, Esq.
                                             Telecopier: 404-572-5100

                  If to EOP:                 Equity Office Properties Trust
                                             Two North Riverside Plaza
                                             Chicago, IL 60606
                                             Attention: Stanley M. Stevens, Esq.
                                             Telecopier: 312-559-5021

                  With copies                Hogan & Hartson L.L.P.
                  (which shall not           555 13th Street, N.W.
                  constitute notice) to:     Washington, D.C. 20004
                                             Attention: J. Warren Gorrell, Jr., Esq.
                                                        George P. Barsness, Esq.
                                             Telecopier: 202-637-5910


                  If to Deutsche Bank:       Deutsche Bank AG
                                             Group Investments
                                             Taunusanlage 12
                                             60325 Frankfurt am Main
                                             GERMANY
                                             Attention: Lutz Robra
                                             Telecopier: 49 69 910-43583

                  With a copy                White & Case LLP
                  (which shall not           1155 Avenue of the Americas
                  constitute notice) to:     New York, NY 10036
                                             Attention: Duane D. Wall, Esq.
                                             Telecopier: (212) 819-8200


                  If to Deutscher Herold:    Deutscher Herold Lebensversicherungs-AG
                                                 der Deutschen Bank
                                             Poppelsdorfer Allee 25-33
                                             53115 Bonn
                                             GERMANY
                                             Attention: Mr. J. Klahn
                                             Telecopier: 49 228 268 3838

                  With copies                 White & Case LLP
                  (which shall not            1155 Avenue of the Americas
                  constitute notice) to:      New York, NY 10036
                                              Attention: Duane D. Wall, Esq.
                                              Telecopier: (212) 819-8200

                  9.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

                  9.4 ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder shall be assigned by operation of law or otherwise, without the prior written consent of the other party hereto; PROVIDED, HOWEVER, that EOP may assign this Agreement or any of its rights or obligations hereunder to EOP Operating Limited Partnership, a Delaware limited partnership ("EOP Partnership"), without the consent of any other party hereto; PROVIDED, FURTHER, HOWEVER, that Cornerstone may assign this Agreement or any of its rights or obligations hereunder to Cornerstone Properties Limited Partnership, a Delaware limited partnership ("Cornerstone Partnership"), without the consent of any other party hereto (PROVIDED, HOWEVER, that Cornerstone Partnership agrees to cause Cornerstone to cancel the Option Shares immediately upon any purchase by Cornerstone Partnership hereunder).

                  9.5 GOVERNING LAW. This Agreement, and all matters relating hereto, shall be governed by, and construed in accordance with the laws of the State of Maryland, regardless of the laws that might govern under applicable principles of conflict of law theory.

                  9.6 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. Each of Deutsche Bank and Deutscher Herold hereby submits and consents to non-exclusive personal jurisdiction in any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby (and for no other purposes) in a federal court located in the State of Maryland or in a Maryland state court. Any process, summons, notice or document delivered by mail to the address set forth in Section 9.2 shall be effective service of process for any action, suit or proceeding in any Maryland state court or any federal court located in the State of Maryland with respect to any matters to which Deutsche Bank or Deutscher Herold has submitted to jurisdiction in this Section 9.6. Each of Deutsche Bank and Deutscher Herold irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any Maryland state court or any federal court located in the State of Maryland, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF DEUTSCHE BANK AND DEUTSCHER HEROLD IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

                  9.7 INJUNCTIVE RELIEF. The parties agree that in the event of a breach of any provision of this Agreement irreparable damage would occur, the aggrieved party would be without an adequate remedy at law and damages would be difficult to determine. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision. By seeking or obtaining such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled at law or in equity.

                  9.8 TERMINATION. The Stock Option shall terminate upon the earlier of: (i) the consummation of the Cornerstone Option Closing or the EOP Option Closing hereunder; (ii) the date which is the tenth day after the termination of the Merger Agreement; or (iii) December 31, 2000.

                  9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

                  9.10 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as to make it enforceable.

                  9.11 FURTHER ASSURANCES. Each party hereto shall execute and deliver all such further documents and take all such further action as may be necessary in order to consummate the transactions contemplated by this Agreement.

                  9.12 THIRD PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto and their successors and permitted assigns any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.

                  9.13 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified and supplemented only by a written document executed by Cornerstone, EOP, Deutsche Bank and Deutscher Herold.

                  9.14 TREATMENT OF CORNERSTONE PREFERRED STOCK IN THE MERGER. Each share of Cornerstone Preferred Stock shall be converted in the Merger into the right to receive $18.00, together with accrued and unpaid dividends to the Effective Time of the Merger, in cash, as described in Section 1.10(b)(iii) of the Merger Agreement.

                  9.15 PUT RIGHT. In the event that the Stock Option is not exercised within two business days after the Effective Time of the Merger, each of Deutsche

Bank and Deutscher Herold shall have the right to require EOP to purchase the Option Shares in the same manner and with the same effect as if EOP shall have given an EOP Exercise Notice, whereupon EOP shall be required to purchase such Option Shares in accordance with this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                         CORNERSTONE PROPERTIES INC.

                         By:   /s/ John S. Moody
                         ---------------------------
                         Name:  John S. Moody
                         Title: President and Chief
                                Executive Officer


                         EQUITY OFFICE PROPERTIES TRUST

                         By:   /s/ Stanley M. Stevens
                         ----------------------------
                         Name:  Stanley M. Stevens
                         Title: Executive Vice President
                                and Chief Legal Counsel



                         DEUTSCHE BANK AG

                         By:   /s/ Lutz Robra             /s/ Gerald F. Bender
                         ---------------------------      ----------------------
                         Name:  Lutz Robra                Gerald F. Bender
                         Title: Director                  Senior Associate
                                                            Director



                         DEUTSCHER HEROLD
                         LEBENSVERSICHERUNGS-AG

                         By:   /s/ K.R. Vias              /s/ J. Klahn
                         ---------------------------      ---------------------
                         Name:  K.R. Vias                 J. Klahn
                         Title: Director                  Director

                                   SCHEDULE A

                           Cornerstone Properties Inc.
                    7% Cumulative Convertible Preferred Stock


Deutsche Bank AG                                         2,249,053 shares

Deutscher Herold Lebensversicherungs-AG                    781,250 shares